SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earlier event reported): As of December 28, 1998
                                                     -----------------------


                           NATURAL HEALTH TRENDS CORP.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





     Florida                     0-25238                  59-2705336
     -------                     -------                  ----------
(State of Incorporation   (Commission File No.)     (IRS Identification Number)
or other Jurisdiction)



                                 250 Park Avenue
                            New York, New York 10177
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                    (Address of Principal Executive Offices)




                                 (212) 490-6609
                                 --------------
               (Registrant's Telephone Number Including Area Code)


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Item 5. Other Events


         The Registrant, its Acting President and Chairman of the Board, two of its subsidiaries and the Chief Operating Officer of one such subsidiary, are among the parties named in a civil complaint (the "Complaint") filed by Inter/Media Time Buying Corp. ("Claimant") in the United States District Court for the Central District of California, Docket No. 98-9672 AAN. The Complaint, captioned INTER/MEDIA TIME BUYING CORP. VS. GLOBAL HEALTH ALTERNATIVES, NATURAL HEALTH LABORATORIES, INC., NATURAL HEALTH TRENDS CORP., TROY LABORATORIES, SIR BRIAN WOLFSON, JOE GRACE AND JOHN ELDRIDGE, alleges, among other things, claims for breach of contract, misrepresentation and fraud with regards to an agreement for the Claimant's purported provision of advertising services. The Complaint seeks compensatory damages of approximately $145,000 as well as unspecified general, special and punitive damages, costs and interest, and a preliminary injunction enjoining the defendants named in the Complaint, and others, from disposing of their assets other than in the ordinary and necessary course of business, and also from using any other advertising agency other than Claimant.

         The Registrant believes all of the allegations are without merit and intends to vigorously defend itself against this Complaint. No assurances can be given as to the ultimate disposition of the matter or its effect on the Registrant.





55807


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.


                                               NATURAL HEALTH TRENDS CORP.
                                               (Registrant)


                                        By:    /s/ Joseph P. Grace
                                               ---------------------------------
                                               Joseph P. Grace, Acting President


Dated: As of December 28, 1998